AMENDMENT TO THE
                         COMMON STOCK PURCHASE AGREEMENT

      This Amendment (this "Amendment"), made as of December 5, 2005, to the Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") by and among XL Generation International Inc. (the "Company") and Aton Select Fund Limited (the "Purchaser").

                                   WITNESSETH:

      WHEREAS, the Company and the Purchaser have entered into the Common Stock Purchase Agreement as of November 8, 2005; and,

      WHEREAS, pursuant to the Common Stock Purchase Agreement, the Purchaser agreed to pay to the Company a purchase price of $1,000,000, in exchange for 1,111,111 shares of the Company's Common Stock; and,

      WHEREAS, pursuant to the Common Stock Purchase Agreement, the Company has
(i) granted to the Purchaser Series A Warrants (the "Series A Warrants"), entitling the Purchaser to purchase 1,111,111 shares of the Company's common stock at an exercise prince of $1.25 per share; and (ii) entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Purchaser, pursuant to which the Company shall register those shares which have been acquired pursuant to the Common Stock Purchase Agreement and those shares of the Company's common stock which may be acquired from the Company pursuant to the Series A Warrant; and,

      WHEREAS, the parties hereto have agreed that this Amendment will be in the best interests of both the Purchaser and the Company.

      NOW THEREFORE, the parties hereto hereby agree to amend the Common Stock Purchase Agreement as follows:

      1. Waiver of rights to receive Series A Warrants. The Purchaser hereby waives any and all rights to receive the Series A Warrants pursuant to the Common Stock Purchase Agreement.

      2. Reduction of Registration Rights. The Purchaser hereby agrees to the reduction of the number of shares that the Company will register pursuant to the Registration Rights Agreement in an amount equal to the number of shares of the Company's common stock which were to be issued pursuant to the Series A Warrants (1,111,111 shares of the Company's common stock).

      3. Remaining Provisions Effective. All other provisions of the Common Stock Purchase Agreement shall remain in full force and effect.

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      IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                        XL GENERATION INTERNATIONAL INC.


                                        By:  /s/ Alain Lemieux
                                           -------------------------------------
                                        Name:    Alain Lemieux
                                        Title:   President & CEO


                                        ATON SELECT FUND LIMITED


                                        By:  /s/ Dr. W. Keicher
                                           -------------------------------------
                                        Name:    Dr. W. Keicher
                                        Title:   Director